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                      ARTICLES OF AMENDMENT AND RESTATEMENT

                                       OF

                   SELIGMAN TARGETHORIZON ETF PORTFOLIOS, INC.

                SELIGMAN TARGETHORIZON ETF PORTFOLIOS, INC., a Maryland corporation (hereinafter referred to as the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland (the "SDAT") that:

        FIRST: The Charter of the Corporation is hereby amended and restated in its entirety as follows:

        FIRST: I, the subscriber, James M. Curtis, whose post office address is 100 Park Avenue, New York, New York 10017, being at least twenty-one years of age, do, under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations, associate myself as incorporator with the intention of forming a corporation (hereinafter called the "Corporation").

        SECOND: Name. The name of the corporation is Seligman TargetHorizon ETF Portfolios, Inc.

        THIRD: Purposes and Powers. The purposes for which the Corporation is formed and the business or objects to be carried on or promoted by it are to engage in the business of an investment company, and in connection therewith, to hold part or all of its funds in cash, to acquire by purchase, subscription, contract, exchange or otherwise, and to own, hold for investment, resale or otherwise, sell, assign, negotiate, exchange, transfer or otherwise dispose of, or turn to account or realize upon, and generally to deal in and with, all forms of stocks, exchange-traded funds, bonds, debentures, notes, evidences of interest, evidences of indebtedness, warrants, certificates of deposit, bankers' acceptances, repurchase agreements, options on securities and other securities, commodity futures contracts and options thereon and similar instruments, irrespective of their form, the name by which they may be described, or the character or form of the entities by which they are issued or created (hereinafter sometimes called "Securities"), and to make payment therefor by any lawful means; to exercise any and all rights, powers and privileges of individual ownership of interest in respect of any and all such Securities, including the right to vote thereon and to consent and otherwise act with respect thereto; to do any and all acts and things for the preservation, protection, improvement and enhancement in value of any and all such Securities; to acquire or become interested in any such securities as aforesaid, irrespective of whether or not such Securities be fully paid or subject to further payments, and to make payments thereon as called for or in advance of calls or otherwise; and, in general, to do any or all such other things in connection with the objects and purposes of the Corporation herein above set forth, as are, in the opinion of the Board of Directors of the Corporation, necessary, incidental, relative or conducive to the attainment of such objects and purposes; and to do such acts and things; and to exercise any and all such powers to the same extent authorized or permitted to a Corporation under any laws that may be now or hereafter applicable or available to the Corporation.

        In addition, the Corporation may issue, sell, acquire through purchase, exchange, or otherwise hold, dispose of, resell, transfer, reissue or cancel shares of its capital stock in any manner and to the extent now or hereafter permitted by the laws of Maryland and by these Articles of Incorporation.

        The foregoing matters shall each be construed as purposes, objects and powers, and none of such matters shall be in any way limited by reference to, or inference from, any other of such matters or any other Article of these articles of Incorporation, but shall be regarded as independent purposes, objects and powers and the enumeration of specific purposes, objects and powers shall not be construed to limit or

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restrict in any manner the meaning of general terms or the general powers of the
Corporation now or hereafter conferred by the laws of the State of Maryland, nor shall the expression of one thing be deemed to exclude another, although it be of like nature, not expressed.

        Nothing herein contained shall be construed as giving the Corporation any rights, powers or privileges not permitted to it by law.

        FOURTH: Principal Office. The post office address of the principal office of the Corporation in this State is c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. The resident agent of the Corporation is The Corporation Trust Incorporated, the post office address of which is 300 East Lombard Street, Baltimore, Maryland 21202. Said resident agent is a Corporation of the State of Maryland.

        FIFTH: Capital Stock.

                A. The total number of shares of capital stock of all series and classes which the Corporation has authority to issue is 3,000,000,000 shares ("Shares") of the par value of $.001 per share, having an aggregate par value of $3,000,000. The Shares shall be known and designated as "Common Stock". The Board of Directors shall have power and authority to increase or decrease, from time to time, the aggregate number of shares of stock, or of stock of any class, that the Corporation shall have the authority to issue.

                Pursuant to Section 2-105 of the Maryland General Corporation Law, the Board of Directors of the Corporation shall have the power to designate one or more series of Shares of Common Stock, to fix the number of Shares in any such series and to classify or reclassify any unissued Shares with respect to such series. Any series of Common Stock shall be referred to herein individually as a "Series" and collectively, together with any further series from time to time established, as the "Series". Any such Series (subject to any applicable rule, regulation or order of the Securities and Exchange Commission or other applicable law or regulation) shall have such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and other characteristics as the Board of Directors may determine in the absence of a contrary provision set forth herein. The aforesaid power shall include the power to create, by classifying or reclassifying unissued Shares in the aforesaid manner, one or more Series in addition to those initially designated as named below and to increase the aggregate number of Shares of a Series. Subject to such aforesaid power, the Board of Directors has initially designated one Series of Shares of Common Stock of the Corporation. The name of such Series and the number of Shares of Common Stock initially classified and allocated to such Series are as follows:

                                              Number of Shares of Common Stock
        Name of Series                       Initially Classified and Allocated
        --------------                       ----------------------------------

        Seligman TargETFund 2025 .................... 1,000,000,000

        Seligman TargETFund 2015 .................... 1,000,000,000

        Seligman TargETFund Core .................... 1,000,000,000

                B. A description of the relative preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and other characteristics of all Series of Shares is as follows, unless otherwise set forth herein or in Articles Supplementary filed with the appropriate

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authorities of the State of Maryland describing any further Series or classes thereof from time to time created by the Board of Directors:

                (1) Assets Belonging to Series. All consideration received by the Corporation for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Series for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of the account of the Corporation. Such consideration, assets, income, earnings, profits and proceeds, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, together with any General Items (as hereinafter defined) allocated to that Series as provided in the following sentence, are herein referred to as "assets belonging to" that Series. In the event that there are any assets, income, earnings, profits or proceeds thereof, funds or payments which are not readily identifiable as belonging to any particular Series (collectively "General Items"), the Board of Directors shall allocate such General Items to and among any one or more of the Series created from time to time in such manner and on such basis as it, in its sole discretion, deems fair and equitable; and any General Items so allocated to a particular Series shall belong to that Series. Each such allocation by the Board of Directors shall be conclusive and binding upon the stockholders of all Series for all purposes.

                (2) Liabilities Belonging to Series. The assets belonging to each particular Series shall be charged with the liabilities of the Corporation in respect of that Series and with all expenses, costs, charges and reserves attributable to that Series, and shall be so recorded upon the books of account of the Corporation. Such liabilities, expenses, costs, charges and reserves, together with any General Items (as hereinafter defined) allocated to that Series as provided in the following sentence, so charged to that Series are herein referred to as "liabilities belonging to" that Series. In the event there are any general liabilities, expenses, costs, charges or reserves of the Corporation which are not readily identifiable as belonging to any particular Series (collectively "General Items"), the Board of Directors shall allocate and charge such General Items to and among any one or more of the Series created from time to time in such manner and on such basis as the Board of Directors in its sole discretion deems fair and equitable; and any General Items so allocated and charged to a particular Series shall belong to that Series. Each such allocation by the Board of Directors shall be conclusive and binding upon the stockholders of all Series for all purposes.

                (3) Dividends. Dividends and distributions on Shares of a particular Series may be paid to the holders of Shares of the Series at such times, in such manner and from such of the income and capital gains, accrued or realized, from the assets belonging to that Series, after providing for actual and accrued liabilities belonging to that Series, as the Board of Directors may determine.

                (4) Liquidation. In event of the liquidation or dissolution of the Corporation, the stockholders of each Series therein that has been created shall be entitled to receive, as a Series, when and as declared by the Board of Directors, the excess of the assets belonging to that Series over the liabilities belonging to that Series. The assets so distributable to the stockholders of any particular Series shall be distributed among such stockholders in proportion to the number of Shares of that Series held by them and recorded on the books of the Corporation.

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                (5) Voting. On each matter submitted to vote of the
        stockholders, each holder of a Share of Common Stock shall be entitled to one vote for each such Share standing in his name on the books of the Corporation irrespective of the Series thereof and all Shares of all Series shall vote as a single class ("Single Class Voting"); provided, however, that (a) as to any matter with respect to which a separate vote of any Series is required by the Investment Company Act of 1940 or would be required under the Maryland General Corporation Law, such requirements as to a separate vote by that Series shall apply in lieu of Single Class Voting as described above; (b) in the event that the separate vote requirements referred to in (a) above apply with respect to one or more Series, then, subject to (c) below, the Shares of all other Series shall vote as a single class; and (c) as to any matter which does not affect the interest of a particular Series, only the holders of Shares of the one or more affected Series shall be entitled to vote. Holders of Shares of Common Stock of the Corporation shall not be entitled to cumulative voting in the election of Directors or on any other matter.

                (6) Equality. Subject to the foregoing, all Shares of each particular Series shall represent an equal proportionate interest in the assets belonging to that Series (subject to the liabilities belonging to that Series), and each Share of any particular Series shall be equal to each other Share of that Series; but the provisions of this sentence shall not restrict any distinctions permissible under these Articles of Incorporation that may exist with respect to stockholder elections to receive dividends or distributions in cash or Shares of the same Series or that may otherwise exist with respect to dividends and distributions on Shares of the same Series.

                (7) Combination of Series.

                        (a) Each Series that is identified in this Charter or
                any amendments or articles supplementary hereto as a "Target Date Series" shall, automatically and without the need for any action by the Board of Directors (except as provided in subparagraph (c)) or shareholders, be combined with the Seligman TargETFund Core Series as of the last business day of the fiscal year in the Target Year of such Target Date Series. The Board of Directors in its discretion may establish a different date during such Target Year as of which such combination shall be effected. The date as of which the combination of two Series is effected is referred to as the "Combination Date" and 5:00 p.m. on the Combination Date is referred to as the "Effective Time". Each of the Seligman TargETFund 2015 Series and the Seligman TargETFund 2025 Series is hereby designated a "Target Date Series" with a Target Year of 2015 and 2025, respectively.

                        (b) The combination of a Target Date Series with the
                Seligman TargETFund Core Series shall, except as otherwise provided in subparagraph (c), be accomplished by (i) the acquisition by the Seligman TargETFund Core Series as of the Effective Time of all of the property, assets and goodwill of such Target Date Series and the assumption by the Seligman TargETFund Core Series of all of the liabilities of such Target Date Series, if any, in exchange solely for that number of full and fractional shares of the appropriate classes of common stock of the Seligman TargETFund Core Series necessary to effect the redemption described in paragraph (7)(b)(ii); (ii) the redemption of each share (or portion thereof) of such Target Date Series outstanding at the Effective Time in exchange for shares of the Seligman TargETFund Core Series of the same class and having the same aggregate net asset value as of the Effective Time as such share (or portion thereof) of such Target Date Series; and (iii) the reclassification of the authorized shares of stock of such Target Date Series as shares of other series or classes of stock of the Corporation as determined by the Board of Directors after the consummation of these transactions.

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                        (c) Prior to each Combination Date, the Board of
                Directors, including a majority of the Directors who are not "interested persons" within the meaning of the Investment Company Act of 1940 (the "1940 Act"), shall request and evaluate such information as is reasonably necessary for their determinations, and shall determine whether (i) the combination of Series is in the best interests of each Series and (ii) the interests of the existing shareholders of either series will be diluted as a result of the combination (or such other determinations as may at the time be required by Rule 17a-8 under the 1940 Act or any successor thereto). It is further the intent of this paragraph (7) that (A) immediately after the combination of a Target Date Series with the Seligman TargETFund Core Series, each former shareholder of such Target Date Series will own shares of the Seligman TargETFund Core Series of the same class, and having the same aggregate net asset value, as the shares of the Target Date Series held by such shareholder immediately prior to such combination; (B) such combinations shall be effected in a manner that results in a tax-free reorganization within the meaning of the Internal Revenue Code of 1986, as amended, or any successor thereto, and (C) the combination of a Target Date Series with the Seligman TargETFund Core Series will not result in any adverse consequences to the shareholders of either Series except such as the Board of Directors may in its discretion determine to be immaterial. If the Board of Directors is unable to determine that a combination effected in the manner contemplated by subparagraph (b) is in the best interests of each Series and that the interests of the existing shareholders of each Series will not be diluted as a result of the combination (or such other determinations as may at the time be required by Rule 17a-8 under the 1940 Act or any successor thereto), or if the Board of Directors determines that one or more of the intentions in the immediately preceding sentence would not be realized in a combination effected in the manner contemplated by subparagraph (b), the Board shall (x) approve an alternative series of transactions intended to accomplish the combination of Series consistent with such intentions (such alternative series of transactions to be submitted to a vote of the shareholders of the affected Series if required by the laws of Maryland as at the time in effect) or
                (y) cancel the combination of the affected Series.

                        C. The Board of Directors may, from time to time and without stockholder action, classify Shares of a particular Series into one or more additional classes of that Series, the voting, dividend, liquidation and other rights of which shall differ from the classes of Common Stock of that Series to the extent provided in Articles Supplementary for such additional class, such Articles Supplementary to be filed for record with the appropriate authorities of the State of Maryland. Any class of a Series of Common Stock shall be referred to herein individually as a "Class" and collectively, together with any further class or classes of such Series from time to time established, as the "Classes".

                        D. The voting, dividend, liquidation and other rights of the Common Stock of each Series of the Corporation designated herein or hereafter designated by the Board of Directors shall be qualified further as follows:

                        (1) The Common Stock of each Series shall initially be
                further classified into six Classes of Shares, which shall be designated Class A, Class B, Class C, Class D, Class I and Class
                R. The number of authorized Shares of Class A, Class B, Class C, Class D, Class I and Class R of each Series shall each consist of the sum of x and y, where x equals the issued and outstanding shares of such Class and y equals one-sixth of the authorized but unissued Shares of Common Stock of all Classes of that Series; provided that at all times the aggregate authorized, issued and outstanding shares of Class A, Class B, Class C, Class D, Class I and Class R of such Series shall not exceed the

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                authorized number of Shares of Common Stock of each Series; and, in the event application of the formula above would result, at any time, in fractional shares, the applicable number of authorized shares of each Class shall be rounded down to the nearest whole number of Shares of such Class.

                        (2) All Classes shall represent the same interest in the
                Corporation and have identical voting, dividend, liquidation, and other rights; provided, however, that notwithstanding anything in the charter of the Corporation to the contrary:

                                (a) Class A Shares may be subject to such
                        front-end sales loads as may be established by the Board of Directors from time to time in accordance with the Investment Company Act of 1940 and applicable rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD").

                                (b) Class B Shares may be subject to such
                        contingent deferred sales charges as may be established from time to time by the Board of Directors in accordance with the Investment Company Act of 1940 and applicable rules and regulations of the NASD. Subject to paragraph (h) below, each Class B Share of a Series shall convert automatically into Class A Shares of such Series on the last business day of the month that precedes the eighth anniversary of the date of issuance of such Class B Share; such conversion shall be effected on the basis of the relative net asset values of Class B Shares and Class A Shares as determined by the Corporation on the date of conversion.

                                (c) Class C Shares may be subject to such
                        front-end sales loads and such contingent deferred sales charges as may be established from time to time by the Board of Directors in accordance with the Investment Company Act of 1940 and applicable rules and regulations of the NASD.

                                (d) Class D Shares may be subject to such
                        contingent deferred sales charges as may be established from time to time by the Board of Directors in accordance with the Investment Company Act of 1940 and applicable rules and regulations of the NASD.

                                (e) Class I Shares will not be subject to any
                        front-end sales loads or contingent deferred sales charges.

                                (f) Class R Shares may be subject to such
                        contingent deferred sales charges as may be established from time to time by the Board of Directors in accordance with the Investment Company Act of 1940 and applicable rules and regulations of the NASD.

                                (g) Expenses related solely to a particular
                        Class (including, without limitation, distribution expenses under a Rule 12b-1 plan and administrative expenses under an administration or service agreement, plan or other arrangement, however designated, which may differ between the Classes) shall be borne by that Class and shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of that Class.

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                                (h) At such time as shall be permitted under the
                        Investment Company Act of 1940, any applicable rules and regulations thereunder and the provisions of any exemptive order applicable to the Corporation, and as may be determined by the Board of Directors and disclosed in the then current prospectus of any Series, Shares of a particular Class may be automatically converted into shares of another Class of that Series; provided, however, that such conversion shall be subject to the continuing availability of an opinion of counsel to the effect that such conversion does not constitute a taxable event under Federal income tax law. The Board of Directors, in its sole discretion, may suspend any conversion rights if such opinion is no longer available.

                                (i) As to any matter with respect to which a
                        separate vote of any Class is required by the Investment Company Act of 1940 or by the Maryland General Corporation Law (including, without limitation, approval of any plan, agreement or other arrangement referred to in paragraph (g) above), such requirement as to a separate vote by the Class shall apply in lieu of Single Class Voting, and, if permitted by the Investment Company Act of 1940 or any rules, regulations or orders thereunder and the Maryland General Corporation Law, all Classes of a particular Series shall vote together as a single class on any such matter that shall have the same effect on each such Class of that Series. As to any matter that does not affect the interest of a particular Class, only the holders of Shares of the affected Class shall be entitled to vote.

                        E. The Board of Directors may provide for a holder of Shares of any Series or Class of stock of the Corporation, who surrenders his certificate in good form for transfer to the Corporation or, if the Shares in question are not represented by certificates, who delivers to the Corporation a written request in good order signed by the stockholder, to convert the Shares in question on such basis as the Board may provide, into Shares of stock of any other Series or Class of the Corporation or otherwise as permitted by the Board of Directors.

                        F. No holder of shares shall be entitled as such, as a matter of right, to purchase or subscribe for any part of any new or additional issue of Shares or securities of the Corporation.

                        All Shares now or hereafter authorized, and of any Series or Class, shall be subject to redemption and redeemable at the option of the stockholder, in the sense used in the Maryland General Corporation Law, at the redemption or repurchase price for shares of that Series or Class, determined in the manner set out in these Articles of Incorporation or in any amendment thereto less a redemption fee or other charge, as fixed by the Board of Directors and to the extent permitted under the Investment Company Act of 1940. In the absence of any contrary specification as to the purpose for which Shares are repurchased by it, all Shares so repurchased shall be deemed to be acquired for retirement in the sense contemplated by the Maryland General Corporation Law. Shares retired by repurchase or retired by redemption shall thereafter have the status of authorized but unissued Shares of the Corporation.

                        All persons who shall acquire Shares shall acquire the same subject to the provisions of these Articles of Incorporation.

                SIXTH: Directors. The initial number of directors of the Corporation shall be two, which shall be the minimum number of directors for so long as there is only one or no stockholders. The names of the directors who shall act until the first annual meeting or until their successors are duly chosen and qualified are William C. Morris and Brian
        T. Zino. Upon such time as the

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        Corporation has issued three or more shares of its capital stock, the minimum number of directors shall be increased in accordance with the provisions of Section 2-402 of the Maryland General Corporation Law. The number of directors may be changed from time to time in such lawful manner as is provided in the By-Laws of the Corporation. Unless otherwise provided by the By-Laws of the Corporation, the directors of the Corporation need not be stockholders.

                SEVENTH: Provisions for Defining, Limiting and Regulating the Powers of the Corporation, Directors and Stockholders.

                        A. Board of Directors. The Board of Directors shall have the general management and control of the business, affairs and property of the Corporation, and may exercise all the powers of the Corporation, except such as are by statute or by these Articles of Incorporation or by the By-Laws conferred upon or reserved to the stockholders. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is hereby empowered:

                        (1) To authorize the issuance and sale, from time to
                time, of Shares of any Series or Class whether for cash at not less than the par value thereof or for such other consideration as the Board of Directors may deem advisable, in the manner and to the extent now or hereafter permitted by the laws of Maryland; provided, however, the consideration (or the value thereof as determined by the Board of Directors) per share to be received by the Corporation upon the sale of shares of any Series or Class (including treasury Shares) shall not be less than the net asset value (determined as provided in Article NINTH hereof) per Share of that Series or Class outstanding at the time (determined by the Board of Directors) as of which the computation of such net asset value shall be made.

                        (2) To authorize the execution and performance by the
                Corporation of an agreement or agreements, which may be exclusive contracts, with Seligman Advisors, Inc., a Delaware corporation, or any other person, as distributor, providing for the distribution of Shares of any Series or Class.

                        (3) Subject to the General Corporation Law of the State
                of Maryland, to specify, in instances in which it may be desirable, that Shares of any Series or Class repurchased by the Corporation are not acquired for retirement and to specify the purposes for which such Shares are repurchased.

                        (4) To authorize the execution and performance by the
                Corporation of an agreement or agreements with J. & W. Seligman & Co. Incorporated, a Delaware corporation, or any successor to the corporation, providing for the investment and other operations of the Corporation. The Corporation may in its By-Laws confer powers on the Board of Directors in addition to the powers expressly conferred by statute.

                        B. Quorum; Adjournment; Majority Vote. The presence in person or by proxy of the holders of record of one-third of the Shares of all Series and Classes issued and outstanding and entitled to vote thereat shall constitute a quorum for the transaction of any business at all meetings of the shareholders except as otherwise provided by law or in these Articles of Incorporation and except that where the holders of Shares of any Series or Class are entitled to a separate vote as a Series or Class (a "Separate Class") or where the holders of Shares of two or more (but not all) Series or Classes are required to vote as a single Series or Class (a "Combined Class"), the presence in person or by proxy of the holders of one-third of the Shares of that

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        Separate Class or Combined Class, as the case may be, issued and outstanding and entitled to vote thereat shall constitute a quorum for such vote. Whether or not a quorum with respect to all Series and Classes, a Separate Class or a Combined Class, as the case may be, shall be present or represented at any meeting of the shareholders, the holders of a majority of the Shares of all Series and Classes, such Separate Class or such Combined Class, as the case may be, present in person or by proxy and entitled to vote shall have power to adjourn the meeting from time to time as to all Series and Classes, such Separate Class or such Combined Class, as the case may be, without notice other than announcement at the meeting to a date not more that 120 days after the original record date, until the requisite number of Shares entitled to vote at such meeting shall be present. At such adjourned meeting at which the requisite number of Shares entitled to vote thereat shall be represented any business may be transacted which might have been transacted at the meeting as originally notified. The absence from any meeting of stockholders of the number of Shares in excess of one-third of the Shares of all Series and Classes, or of the affected Series, Class or Classes, as the case may be, which may be required by the laws of the State of Maryland, the Investment Company Act of 1940 or any other applicable law or these Articles of Incorporation, for action upon any given matter shall not prevent action of such meeting upon any other matter or matters which may properly come before the meeting, if there shall be present thereat, in person or by proxy, holders of the number of Shares required for action in respect of such other matter or matters. Notwithstanding any provision of law requiring any action to be taken or authorized by the holders of a greater proportion than a majority of the Shares of all Series and Classes or of the Shares of a particular Series, Class or Classes, as the case may be, entitled to vote thereon, such action shall be valid and effective if taken or authorized by the affirmative vote of the holders of a majority of the Shares of all Series and Classes or of such particular Series, Class or Classes, as the case may be, outstanding and entitled to vote thereon.

                EIGHTH: Redemptions and Repurchases.

                        A. The Corporation shall under some circumstances redeem, and may under other circumstances redeem or repurchase, Shares as follows:

                        (1) Obligation of the Corporation to Redeem Shares. Each
                holder of Shares of any Series or Class shall be entitled at his option to require the Corporation to redeem all or any part of the Shares owned by such holder, upon written or telegraphic request to the Corporation or its designated agent, accompanied by surrender of the certificate or certificates for such Shares, or such other evidence of ownership as shall be specified by the Board of Directors, at a redemption price per Share equal to an amount determined by the Board of Directors in accordance with any applicable laws and regulations, subject to the provisions of paragraph B of this Article and with any procedures or methods further prescribed or approved by the Board of Directors; provided that (i) such amount shall not exceed the net asset value per Share determined in accordance with Article NINTH hereof, and (ii) if so authorized by the Board of Directors, the Corporation may, at any time from time to time, charge fees for effecting such redemption, at such rates as the Board of Directors may establish, as and to the extent permitted under the Investment Company Act of 1940. Notwithstanding the foregoing (or any other provision of these Articles of Incorporation), the Board of Directors of the Corporation may suspend the right of the holders of Shares of any Series or Class to require the Corporation to redeem such Shares (or may suspend any voluntary purchase of shares pursuant to the provisions of the charter of the Corporation) or postpone the date of payment or satisfaction upon redemption of such Shares during any financial emergency. For the purpose of these Articles, a "financial emergency" is defined as the whole or part of any period (i) during which the New York Stock Exchange is closed other than customary weekend and holiday closings, (ii) during which trading on the New York Stock Exchange is restricted, (iii) during which an emergency exists as a result of which disposal by the Corporation of securities owned by such Series or Class is not reasonably practicable or it is not reasonably practicable for the corporation fairly to determine the value of the net assets of such Series or Class, or (iv) during any other period when the Securities and Exchange Commission (or any succeeding governmental authority) may for the protection of security holders of the Corporation by order permit suspension of the right of redemption or postponement of the date of payment on redemption.

                        (2) Right of the Corporation to Redeem Shares. In
                addition the Board of Directors may, from time to time in its discretion, authorize the Corporation to require the redemption of all or any part of the outstanding Shares of any Series or Class, for the proportionate interest per Share in the assets of the Corporation belonging to that Series or Class, or the cash equivalent thereof (being the net asset value per Share of that Class determined as provided in Article NINTH hereof), subject to and in accordance with the provisions of paragraph B of this Article, upon the sending of written notice thereof to each stockholder any of whose Shares are so redeemed and upon such terms and conditions as the Board of Directors shall deem advisable.

                        (3) Right of the Corporation to Repurchase Shares. In
                addition the Board of Directors may, from time to time in its discretion, authorize the officers of the Corporation to repurchase Shares of any Series or Class, either directly or through an agent, subject to and in accordance with the provisions of paragraph B of this Article. The price to be paid by the Corporation upon any such repurchase shall be determined, in the discretion of the Board of Directors, in accordance with any provision of the Investment Company Act of 1940 or any rule or regulation thereunder, including any rule or regulation made or adopted pursuant to Section 22 of the Investment Company Act of 1940 by the Securities and Exchange Commission or any securities association registered under the Securities Exchange Act of 1934.

                        B. The following provisions shall be applicable with respect to redemptions and repurchases of Shares of any Series or Class pursuant to paragraph A hereof:

                        (1) The time as of which the net asset value per Share
                of a particular Series or Class therein applicable to any redemption pursuant to subparagraph A(1) or A(2) of this Article shall be computed shall be such time as may be determined by or pursuant to the direction of the Board of Directors (which time may differ from Series to Series and Class to Class).

                        (2) Certificates for Shares of any Series or Class to be
                redeemed or repurchased shall be surrendered in proper form for transfer, together with such proof of the authenticity of signatures as may be required by resolution of the Board of Directors.

                        (3) Payment of the redemption or repurchase price by the
                Corporation or its designated agent shall be made in cash within seven days after the time used for determination of the redemption or repurchase price, but in no event prior to delivery to the Corporation or its designated agent of the certificate or certificates for the Shares of the particular Series or Class so redeemed or repurchased, or of such other evidence of ownership as shall be specified by the Board of Directors; except that any payment may be made in whole or in part in securities or other assets of the Corporation belonging to that Series or Class if, in the event of the closing of the New York Stock Exchange or the happening of any event at any time prior to actual payment which makes the liquidation of Securities in orderly fashion impractical or impossible, the Board of Directors shall determine that payment in cash would be prejudicial to the best interests of the remaining stockholders of that Series or Class. In making any such payment in whole or in part in Securities or other assets of the Corporation belonging to that Series or Class, the Corporation shall, as nearly as may be practicable, deliver Securities or other assets of a gross value (determined in the manner provided in Article NINTH hereof) representing the same proportionate interest in the Securities and other assets of the Corporation belonging to that Series or Class as is represented by the Shares of that Series or Class so to be paid for. Delivery of the Securities included in any such payment shall be made as promptly as any necessary transfers on the books of the several corporations whose Securities are to be delivered may be made.

                        (4) The right of the holder of Shares of any Series or
                Class redeemed or repurchased by the Corporation as provided in this Article to receive dividends thereon and all other rights of such holder with respect to such Shares shall forthwith cease and terminate from and after the time as of which the redemption or repurchase price of such Shares has been determined (except the right of such holder to receive (a) the redemption or repurchase price of such Shares from the Corporation or its designated agent, in cash and/or securities or other assets of the Corporation belonging to that Series or Class, and (b) any dividend to which such holder had previously become entitled as the record holder of such Shares on the record date for such dividend, and, with respect to Shares otherwise entitled to vote, except the right of such holder to vote at a meeting of stockholders such Shares owned of record by him on the record date for such meeting).

                NINTH: Determination of Net Asset Value. For the purposes referred to in Articles SEVENTH and EIGHTH hereof the net value per Share of any Series or Class of the Corporation's Common Stock shall be determined by or pursuant to the direction of the Board of Directors in accordance with the following provisions:

                        A. Such net asset value per Share of a particular Series or Class on any day shall be computed as follows: The net asset value per Share of that Series or Class shall be the quotient obtained by dividing the "net value of the assets" of the Corporation belonging to that Series or Class by the total number of Shares of that Series or Class, as the case may be, at the time deemed to be outstanding (including Shares sold whether paid for and issued or not, and excluding Shares redeemed or repurchased on the basis of previously determined values, whether paid for, received and held in treasury, or not). The "net value of the assets" of the Corporation belonging to a particular Series or Class shall be the "gross value" of the assets belonging to that Series or Class after deducting the amount of all expenses incurred and accrued and unpaid belonging to that Series or Class, such reserves belonging to that Series or Class as may be set up to cover taxes and any other liabilities, and such other deductions belonging to that Series or Class as in the opinion of the officers of the Corporation are in accordance with accepted accounting practice. The "gross value" of the assets belonging to a particular Series or Class shall be the amount of all cash and receivables and the market value of all Securities and other assets held by the Corporation and belonging to that Series or Class at the time as of which the determination is made. Securities held shall be valued at market value or, in the absence of readily available market quotations, at fair value, both as determined pursuant to methods approved by the Board of Directors and in accordance with applicable statutes and regulations.

                        B. The Board of Directors is empowered, in its absolute discretion, to establish other methods for determining such net asset value whenever such other methods are deemed by it to be necessary or desirable and are consistent with the provisions of the Investment Company Act of 1940 and the rules and regulations thereunder and any other applicable Federal securities law or rule or regulation.

                TENTH: Determination Binding. Any determination made by or pursuant to the direction of the Board of Directors in good faith, and so far as accounting matters are involved in accordance with accepted accounting practice, as to the amount of the assets, obligations or liabilities of the Corporation belonging to any Series or Class, as to the amount of the net income of the Corporation belonging to any Series or Class for any period or amounts that are any time legally available for the payment of dividends on shares of any Series or Class, as to the amount of any reserves or charges set up with respect to any Series or Class and the propriety thereof, as to the time of or purpose for creating any reserves or charges with respect to any Series or Class, as to the use, alteration or cancellation of any reserves or charges with respect to any Series or Class (whether or not any obligation or liability for which such reserves or charges shall have been created or shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), as to the price or closing bid or asked price of any security owned or held by the Corporation and belonging to any Series or Class, as to the market value of any security or fair value of any other asset owned by the Corporation and belonging to any Series or Class, as to the number of Shares of any Series or Class outstanding or deemed to be outstanding, as to the impracticability or impossibility of liquidating Securities in orderly fashion, as to the extent to which it is practicable to deliver the proportionate interest in the Securities and other assets of the Corporation belonging to any Series or Class represented by any Shares belonging to any Series or Class redeemed or repurchased in payment for any such Shares, as to the method of payment for any such Shares redeemed or repurchased, or as to any other matters relating to the issue, sale, redemption, repurchase, and/or other acquisition or disposition of Securities or Shares of the Corporation shall be final and conclusive and shall be binding upon the Corporation and all holders of Shares of all Series and Classes past, present and future, and Shares of all Series and Classes are issued and sold on the condition and understanding that any and all such determinations shall be binding as aforesaid. No provision of these Articles of Incorporation shall be effective to (a) bind any person to waive compliance with any provision of the Securities Act of 1933 or the Investment Company Act of 1940 or of any valid rule, regulation or order of the Securities and Exchange Commission thereunder or (b) protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

                ELEVENTH: Liabilities of Director or Officer. A director or officer of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a Director or Officer, except to the extent such exemption from liability or limitation thereof is not permitted by law (including the Investment Company Act of 1940 as currently in effect or as the same may hereafter be amended).

                No amendment, modification or repeal of this Article ELEVENTH shall adversely affect any right or protection of a Director or Officer that exists at the time of such amendment, modification or repeal.

                TWELFTH: Indemnification of Directors, Officers and Employees. The Corporation shall indemnify to the fullest extent permitted by law (including the General Laws of the State of Maryland and the Investment Company Act of 1940 as currently in effect or as the same may hereafter be amended) any person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a Director, Officer or employee of the Corporation or serves or served at the request of the Corporation any other enterprise as a Director, Officer or employee. To the fullest extent permitted by law (including the General Laws of the State of Maryland and the Investment Company Act of 1940 as currently in effect or as the same may hereafter be amended), expenses incurred by any such person in defending any such action, suit or proceeding shall be advanced, paid or reimbursed by the Corporation promptly upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. The rights provided to any person by this Article shall be enforceable against the Corporation by such person who shall be presumed to have relied upon it in serving or continuing to serve as a Director, Officer or employee as provided above. No amendment of this Article TWELFTH shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment. For purposes of this Article TWELFTH, the term "Corporation" shall include any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term "other enterprise" shall include any corporation, partnership, joint venture, trust or employee benefit plan; service "at the request of the Corporation" shall include service as a Director, Officer or employee of the Corporation which imposes duties on, or involves services by, such Director, Officer or employee with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to any employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such By-Laws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law.

                THIRTEENTH: Amendments. The Corporation reserves the right to take any lawful action and to make any amendment of these Articles of Incorporation, including the right to make any amendment which changes the terms or contract rights of any Shares of any Series or Class now or hereafter authorized by classification, reclassification, or otherwise, and to make any amendment authorizing any sale, lease, exchange or transfer of the property and assets of the Corporation or belonging to any Series, Class or Classes as an entirety, or substantially as an entirety, with or without its good will and franchise, if a majority of all the Shares of all Series and Classes or of the affected Series, Class or Classes, as the case may be, at the time issued and outstanding and entitled to vote, vote in favor of any such action or amendment, or consent thereto in writing, and reserves the right to make any amendment of these Articles of Incorporation in any form, manner or substance now or hereafter authorized or permitted by law.

                FOURTEENTH: Corporate Books. The books of the Corporation may be kept (subject to any provisions contained in applicable statutes) outside the State of Maryland at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation. Election of directors need not be by ballot unless the By-Laws of the Corporation shall so provide.

                FIFTEENTH: Duration. The duration of the Corporation shall be perpetual.

        SECOND: The foregoing amendments do not increase the authorized stock of the Corporation.

        THIRD: The amendment to and restatement of the Charter of the Corporation as hereinabove set forth has been advised by the board of directors of the Corporation and approved by the stockholders of the Corporation.

        FOURTH: The current address of the principal office of the Corporation is c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202.

        FIFTH: The name and address of the Corporation's current resident agent are The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202.

        SIXTH: There are currently 10 directors of the Corporation. The names of the directors currently in office are: Robert B. Catell, John R. Galvin, Alice
S. Ilchman, Frank A. McPherson, Betsy S. Michel, Leroy C. Richie, Robert L. Shafer, James N. Whitson, William C. Morris and Brian T. Zino.

        IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its President and attested to by its Secretary on this ___ day of September, 2005.

ATTEST:                                 SELIGMAN TARGETHORIZON ETF
                                        PORTFOLIOS, INC.

/s/ Frank J. Nasta                      By: /s/ Brian T. Zino
-----------------------------               ------------------------------
Name: Frank J. Nasta                        Name: Brian T. Zino
      -----------------------                     ------------------------
      Secretary                                   President

                                   CERTIFICATE

        THE UNDERSIGNED, President of SELIGMAN TARGETHORIZON ETF PORTFOLIOS, INC., who executed on behalf of the Corporation the foregoing Articles of Amendment and Restatement of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment and Restatement to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                           /s/ Brian T. Zino
                                           -------------------------------------
                                           Name: Brian T. Zino
                                                 -------------------------------

                            Consent of Resident Agent

        The undersigned agrees to serve as resident agent in Maryland for the entity named in the attached instrument.

                                        The Corporation Trust Incorporated

                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------